UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2004

Aviall, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12380	65-0433083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2750 Regent Boulevard DFW Airport, Texas		75261
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 586-1000

Not Applicable

(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition.

On July 14, 2004, Aviall, Inc. (the “Company”) issued the following press release (the “Press Release”) announcing its financial results for the second quarter of 2004.

The Press Release contains “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the Press Release, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in the United States. In addition, the Company has provided in the Press Release the reasons why the Company believes that the non-GAAP financial measures provide useful information to investors and the additional purposes, if any, for which the Company uses the non-GAAP financial measures.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The text of the Press Release is as follows:

For Immediate Release

Contact:	David Leedy
972-586-1703
dleedy@aviall.com

AVIALL REPORTS STRONG SECOND QUARTER RESULTS AND INCREASES 2004 EARNINGS GUIDANCE

DALLAS, TEXAS July 14, 2004 — Aviall, Inc. [NYSE: AVL] today reported its financial results for the second quarter of 2004:

Highlights :

•	Net sales grew 25% year-over-year from $251 million in Q2 2003 to $314 million in Q2 2004.

•	Total selling and administrative (S&A) expenses as a percent of sales continued to decline, falling to 9.4% in Q2 2004 from 9.6% in Q2 2003.

•	Net cash provided by operating activities amounted to $31.7 million for the second quarter of 2004 and $60.1 million for the first six months of 2004.

•	Operating income for the second quarter of 2004 was $20.5 million, the highest quarterly level since Aviall became a public company. The year-over-year increase for the second quarter was $3.9 million or 24%.

•	Earnings per share (diluted) for the second quarter of 2004 were $0.40, including the impact of an $0.08 per share (diluted) release of a valuation allowance for state tax net operating loss (NOL) carryforwards. This compares favorably to both the reported loss per share (diluted) of $1.35 for the second quarter of 2003, and to the $0.24 pro forma diluted second quarter 2003 earnings per share, which gives effect to the refinancing and preferred stock conversion completed in June 2003.

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AVIALL REPORTS STRONG SECOND QUARTER RESULTS AND INCREASES 2004 EARNINGS GUIDANCE

Second Quarter Results

Second quarter 2004 net sales rose $63.2 million to $314.0 million, or 25% over last year’s level of $250.8 million. The net sales growth in the second quarter was driven by Aviall Services’ strong sales across all geographic regions and market sectors. The commercial airline sector posted an impressive year-over-year increase, while the general aviation and military/government sectors also showed gains. At ILS, second quarter net sales of $7.2 million were up $0.2 million, or 2% year-over-year, extending ILS’s string of nine successive quarters of year-over-year increases.

Aviall’s gross profit of $50.1 million for the second quarter of 2004 increased 18% versus the second quarter 2003 level of $42.4 million. Compared to the second quarter of 2003, selling and administrative (S&A) expenses increased $5.5 million to $29.7 million due to higher commission expenses, increased allowance for doubtful accounts, and costs associated with the shelf prospectus. However, the S&A expenses as a percent of net sales fell to 9.4% in the second quarter of 2004. The 17 basis point reduction from the prior year second quarter continues Aviall’s quarterly trend of successive year-over-year reductions in S&A expense as a percent of net sales.

Operating income for the second quarter of 2004 was $20.5 million, up $3.9 million or 24% compared to the same quarter in the prior year. Due to the mix of commercial and military products sold at Aviall Services, the operating income margin percentage was 6.5% for the second quarter of 2004, slightly down from the prior year. Aviall, Inc. net earnings for the second quarter of 2004 were $13.5 million, which included a $2.8 million positive impact from

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AVIALL REPORTS STRONG SECOND QUARTER RESULTS AND INCREASES 2004 EARNINGS GUIDANCE

the release of a valuation allowance for state tax NOL carryforwards. Without the state tax NOL impact, the net after tax earnings would have been $10.6 million, or an increase of $14.6 million over the net loss recorded in the second quarter of 2003.

Aviall earned $0.40 per share (diluted) in the second quarter of 2004 versus a loss of $1.35 per share (diluted) in the second quarter of 2003. Excluding the impact of the refinancing and preferred stock conversion completed in June 2003, the pro forma diluted second quarter 2003 earnings per share were $0.24.

Increasing 2004 Earnings Guidance

The Company is raising its guidance for net earnings from continuing operations in 2004 to be in the range of approximately $41.5 - $43.0 million, or equivalent to approximately $1.24 to $1.28 per diluted share based upon the current number of diluted shares. This estimate includes the $2.8 million or $0.08 per diluted share impact of the reversal of a valuation allowance for the state tax NOL carryforwards. Operating income (earnings before interest and taxes) are therefore expected to be approximately $77 - $79 million, and the Company expects approximately $16 million of depreciation and amortization expense in 2004.

Review and Outlook

“The Company delivered another terrific quarter,” said Paul E. Fulchino, Aviall’s chairman, president and chief executive officer. “The strong results across all of our market sectors and geographic regions supports the validity of our value statement to both suppliers

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AVIALL REPORTS STRONG SECOND QUARTER RESULTS AND INCREASES 2004 EARNINGS GUIDANCE

and customers. The ongoing growth of military-based sales and our ability to generate more growth from the general aviation market are at the forefront of our success — even as the airline sector has become more buoyant as well. This growth in the commercial airline marketplace has also boosted our ILS business to its highest quarterly sales level in more than four years.”

Fulchino continued, “Aviall’s performance for the first half of 2004 exceeded our expectations despite higher fuel prices and an uncertain future for some of the most important commercial airlines. We remain poised to take on additional responsibilities with major OEMs while also continuing to raise the bar in terms of the quality services we deliver to new and existing customers and suppliers.”

Fulchino closed by saying, “While the Company has raised its guidance for 2004, there remain a number of potential influences that could affect our industry. We are very pleased with Aviall’s progress to date both in terms of its strategic leadership of the evolving aerospace supply chain and its financial performance. Notwithstanding these positives, election year politics, volatile energy pricing and the ongoing war on terrorism make forecasting our full year results more challenging.”

Aviall will host a conference call on Thursday, July 15, 2004, at 11 a.m. ET. The conference call can be accessed by calling (877) 546-1570 (toll-free) or (773) 756-4793 (toll) and referencing Aviall. A replay will be available until 7 p.m. ET on Friday, July 30, 2004, at (800) 754-7902 (toll-free) or (402) 220-0363 (toll). The conference call is also being webcast

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AVIALL REPORTS STRONG SECOND QUARTER RESULTS AND INCREASES 2004 EARNINGS GUIDANCE

and can be accessed at www.aviall.com under the section “Investor Relations” or at www.vcall.com. In addition, a replay will be available via audio webcast at www.aviall.com under the section “Investor Relations”, or at www.vcall.com.

# # #

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements (as such term is defined in the Private Securities Litigation Act of 1995). Actual results may differ materially from those expected in the forward-looking statements. These forward-looking statements involve risks and uncertainties, including competitive factors and pricing and supply pressures, shifts in market demand, general economic conditions and other factors including, among others, those that affect flight activity in military, commercial, business and general aviation, the business activities of the Company’s customers and suppliers and developments in information and communications technology.

About Aviall, Inc.

Aviall, Inc. [NYSE: AVL] is a leading solutions provider of aftermarket supply-chain management services for the aviation and marine industries. Aviall is comprised of two operating units. As the world’s largest independent provider of new aviation parts and related aftermarket services, the Aviall Services business unit markets and distributes products for approximately 215 manufacturers and offers approximately 300,000 catalog items from customer service centers located in North America, Europe, and Asia-Pacific. Aviall Services also offers a full line of aviation batteries, hoses, wheels and brakes, oxygen and paint services. The Inventory Locator Service (ILS) business unit, headquartered in Memphis, Tennessee, provides information and facilitates global eCommerce via its electronic marketplace that enables subscribers to buy and sell commercial parts, equipment and services as well as provides eBusiness Services to the aviation, marine and defense industries. Additional information on Aviall is available via the Internet at www.aviall.com.

AVIALL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, Except Share Data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net sales	$314,048	250,848	597,580	502,338
Cost of sales	263,904	208,461	500,338	417,611

Gross profit	50,144	42,387	97,242	84,727
Selling and administrative expenses	29,653	24,115	57,252	49,358
Impairment loss	—	1,707	—	1,707

Operating income	20,491	16,565	39,990	33,662
Loss on extinguishment of debt	—	17,315	—	17,315
Interest expense	4,207	5,609	8,552	11,472

Earnings (loss) before income taxes	16,284	(6,359)	31,438	4,875
Provision (benefit) for income taxes (a)	2,819	(2,395)	7,996	1,669

Net earnings (loss)	13,465	(3,964)	23,442	3,206
Less preferred stock dividends	—	(907)	—	(2,016)
Less noncash reduction for conversion of preferred stock	—	(24,335)	—	(24,335)

Net earnings (loss) applicable to common shares	$13,465	(29,206)	23,442	(23,145)

Basic net earnings (loss) per share (b)	$0.42	(1.35)	0.74	(1.22)
Weighted average common shares	31,954,552	21,705,400	31,849,586	20,551,965

Diluted net earnings (loss) per share (b)	$0.40	(1.35)	0.70	(1.22)
Weighted average common and potentially dilutive common shares	33,550,653	30,112,651	33,396,705	29,619,716

Proforma diluted net earnings per share (c)	$0.40	0.24	0.70	0.48
Proforma weighted average common and potentially dilutive common shares	33,550,653	32,019,204	33,396,705	31,866,942

(a)	The tax provision for the three and six months ended June 30, 2004 includes the $2.8 million release of a valuation allowance for state tax NOL carryforwards. In addition, due to our large U.S. federal tax loss carryforwards, cash tax payments are substantially lower than the provision recorded. Cash tax payments were $0.9 million and $0.7 million for the three months and six months ended June 30, 2004, respectively.
(b)	Diluted net earnings (loss) per share were antidilutive or higher than basic earnings per share in 2003. Therefore, diluted net earnings (loss) per share is presented equal to basic net earnings (loss) per share.
(c)	On a pro forma basis after giving effect to the June 2003 refinancing and preferred stock conversion as if they had occurred prior to January 1, 2002. See Reconciliation of Net Earnings to Pro Forma Earnings on subsequent page.

AVIALL, INC.

SEGMENT INFORMATION

(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net Sales
Aviall Services	$306,873	243,837	583,294	488,314
ILS	7,175	7,011	14,286	14,024

Total net sales	$314,048	250,848	597,580	502,338

Profit
Aviall Services	$22,339	18,412	42,605	35,520
ILS	2,703	702	5,251	3,070

Reportable segment profit	25,042	19,114	47,856	38,590
Loss on extinguishment of debt	—	(17,315)	—	(17,315)
Corporate	(4,551)	(2,549)	(7,866)	(4,928)
Interest expense	(4,207)	(5,609)	(8,552)	(11,472)

Earnings (loss) before income taxes	$16,284	(6,359)	31,438	4,875

AVIALL, INC.

RECONCILIATION OF NET EARNINGS TO PRO FORMA EARNINGS

(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net earnings (loss) applicable to common shares	$13,465	(29,206)	23,442	(23,145)
Pro forma adjustments:
Preferred stock dividends	—	907	—	2,016
Noncash reduction for conversion of preferred stock	—	24,335	—	24,335
Net interest expense adjustment, net of tax	—	322	—	743
Loss on extinguishment of debt, net of tax	—	11,385	—	11,385

Pro forma net earnings	$13,465	7,743	23,442	15,334

Pro forma diluted net earnings per share	$0.40	0.24	0.70	0.48

Pro forma weighted average common and potentially dilutive common shares	33,550,653	32,019,204	33,396,705	31,866,942

The above table reflects the reconciliation of our net earnings for the three- and six-month periods ended June 30, 2004 and 2003 to our net earnings on a pro forma basis assuming the following events were consummated prior to January 1, 2002: (i) the sale of $200 million of 7 5/8% Senior Notes due 2011 (the “New Notes”) and the related discharge on Aviall Services’ 14% Senior Notes due 2007 (the “Old Notes”) and reduction of the outstanding balance on Aviall Services’ revolving credit facility (the “Debt Discharge”) and (ii) the lowering of the conversion price of our Series D Senior Convertible Participating Preferred Stock (the “Series D Preferred Stock”) and the subsequent conversion of all of the outstanding shares of Series D Preferred Stock into 11,100,878 shares of our common stock (the “Conversion Event”). The pro forma earnings per share calculation excludes the effect of (i) the previously reported quarterly payment-in-kind dividends on the Series D Preferred Stock, and (ii) the noncash charges related to the Debt Discharge and the Conversion Event. In addition, the pro forma earnings per share calculation includes an after-tax adjustment to reflect the lower interest expense of the pro forma interest expense on our New Notes as compared to the Old Notes. Management believes this pro forma presentation is beneficial to investors to provide information on how these consummated transactions would have affected the historical financial statements had they occurred at an earlier date.

AVIALL, INC.

SELECTED BALANCE SHEET DATA

(In Thousands)

	June 30, 2004	December 31, 2003
Cash and cash equivalents	$41,381	23,424
Receivables	$166,443	139,279
Inventory	$295,386	327,860
Deferred tax asset	$48,364	54,824
Total assets	$695,945	691,192
Accounts payable	$107,788	138,437
Total debt	$204,321	207,213
Shareholders’ equity	$326,132	300,084

SELECTED CASH FLOW DATA

(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net cash provided by operating activities	$31,660	12,158	60,057	42,576
Net cash used for investing activities	$(2,932)	(2,235)	(5,185)	(3,600)
Capital expenditures	$(2,958)	(2,235)	(4,390)	(3,600)

DEPRECIATION AND AMORTIZATION

(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Depreciation	$2,143	1,964	4,221	3,844
Amortization	1,771	1,567	3,535	3,136
Debt issue cost	467	1,176	918	2,351

	$4,381	4,707	8,674	9,331

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVIALL, INC.

By:	/s/ COLIN M. COHEN
Name:	Colin M. Cohen
Title:	Vice President and Chief Financial Officer

Date:	July 14, 2004